Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Cas Purdy
Websense, Inc.	Websense, Inc.
(858) 320-8072	(858) 320-9493
kpatterson@websense.com	cpurdy@websense.com

N E W S   R E L E A S E

Websense Announces Financial Results for Q2’07

SAN DIEGO, July 24, 2007—Websense, Inc. (NASDAQ: WBSN) today announced financial results for the second quarter ended June 30, 2007.

Revenue in the second quarter was a record $50.4 million, an increase of 15 percent from the second quarter of 2006 and within the company’s previously issued revenue guidance range of $50 to $51 million. Second quarter 2007 revenue is net of marketing payments and rebates to channel partners.

Net income calculated using generally accepted accounting principles (GAAP) was $2.1 million, or five cents per diluted share, compared with net income of $8.1 million or 17 cents per diluted share in the second quarter of 2006.  Non-GAAP net income, which excludes stock-based compensation expense, certain cash and non-cash expenses related to the PortAuthority acquisition and the offer to purchase SurfControl and a litigation settlement and associated payroll taxes, was $9.9 million or 22 cents per diluted share, a decrease of 16 percent from comparable non-GAAP net income of $11.8 million in the second quarter of 2006.  All of the excluded items are presented on a tax-effected basis.  Non-GAAP operating margin was 25 percent, at the high end of the company’s previously issued guidance of 24 to 25 percent.

Net billings in the second quarter were $54.5 million, an increase of 10 percent from the second quarter of 2006. Net billings represent the full amount of subscription contracts billed to customers during the quarter less marketing payments and rebates to channel partners. The amount by which net billings booked in the second quarter exceeded revenue recognized resulted in an increase in deferred revenue of approximately $4.1 million from the end of March, bringing total deferred revenue to $217.5 million at the end of June.

Net operating cash flow was approximately $2.5 million for the quarter, compared with $9.4 million in the second quarter of 2006.  The decline in operating cash flow compared to a year ago reflects cash tax payments and cash payments and deposits associated with the offer to purchase SurfControl, as well as lower operating income and a smaller increase in deferred revenue. The company ended the second quarter of 2007 with $261.9 million in cash and investments, of which $216.1 million was restricted, versus $261.4 million at the end of the first quarter.

“We made significant progress executing on our high level growth and profitability initiatives during the quarter,” said Gene Hodges, Websense chief executive officer.  “Our international performance remained strong.  Within our small and mid-size business (SMB) initiative, we have added more than 700 new value-added resellers worldwide and strengthened our relationships with regional and national resellers.  We also continued to improve our business processes and back-end systems, and as a result, generated incremental new SMB business at lower cost.  With our new Websense Express product, which shipped on schedule earlier this month, we believe our opportunity within the SMB space is even stronger.”

Update on the Pending Acquisition of SurfControl, PLC

On April 26, Websense announced that its subsidiary, Websense SC Operations Limited, made a pre-conditional cash offer for SurfControl, a provider of on-demand and software-based Web and email security solutions.  The proposal was cleared by U.S. regulatory authorities on June 4th and by the U.K. Office of Fair Trading on July 6th.  The proposal is being effected by a scheme of arrangement under section 425 of the Companies Act.  SurfControl announced that the Offering Circular was posted on July 20th, and the shareholder vote is scheduled for August 16.  The expected effective date and closing is October 3, 2007.

Recent Business and Product Development Highlights

•                  A new version of Websense Content Protection Suite was introduced that will integrate the document fingerprinting capabilities of Websense Content Protection Suite with the database of malicious URLs in Websense Web Security Suite™. With this solution, Websense becomes the only security software company to allow customers to create policies based on both internal document and user information and external Web site classifications to prevent leaks of confidential data to malicious or contaminated Web sites.

•                  The Websense Express™ Web security and content filtering platform was launched to address the needs of organizations with fewer than 1,000 employees.  Websense Express leverages Websense’s award-winning URL database to deliver enterprise-class Web security, but with simplified features, installation and management appropriate for smaller organizations.

•                  A new self-service support portal was launched to supplement telephone and channel partner support offerings.

•                  Doug Wride, the company’s chief financial officer, was promoted to president.  In this new role, Mr. Wride will be responsible for the integration of SurfControl following the completion of the acquisition, in addition to his current duties as chief financial officer. The Websense Board of Directors recognizes the essential and demanding nature of both roles and has initiated a search to fill the chief financial officer position.

Additional Quarterly Business Metrics

	Q2’07	Q1’07	Q2’06

Seats under subscription	25.8 million	25.5 million	24.1 million

Billings of security-related products	52%	50%	44%

New business revenue (% of total)	37%	39%	35%

International revenue (% of total)	40%	39%	36%

Average annual contract value	$8,300	$7,650	$8,700

Attach rate for add-on products	62%	62%	63%

Average contract duration (months)	23.6	23.4	22.4

Renewal rate (based on # of customers)	75-80%	75-80%	75-80%

Settlement of Litigation

Websense has agreed in principle to settle all claims made in the purported class action, Tauber v. Websense, disclosed in our public filings.  Although the settlement remains subject to court approval, during the quarter we established a $3.2 million reserve for the settlement and associated payroll taxes.

Third Quarter 2007 Outlook

Websense provides guidance on its anticipated financial performance for the coming quarter based on its assessment of the current business environment and historical seasonal trends in its business. In providing quarterly guidance, the company emphasizes that its forward-looking statements are based on current expectations and disclaims any obligation to update the statements as conditions change. Non-GAAP guidance excludes stock-based compensation expense as well as certain cash and non-cash expenses related to the PortAuthority acquisition and the offer to purchase SurfControl.  For the third quarter of 2007:

•                  Billings are expected to be in the range of $56 to $59 million and revenue is expected to be in the range of $51 to $51.5 million.  The ranges for both billings and subscription revenue are net of anticipated channel marketing payments and rebates.

•                  Stock-based compensation expense, reported in compliance with FAS 123R, is expected to total approximately $5.7 million.

•                  GAAP gross margin is expected to be approximately 90 to 91 percent of revenue.  Non-GAAP gross margin is expected to be approximately 91 to 92 percent of revenue.

•                  GAAP operating margin is expected to be 10 to 11 percent of revenue. Non-GAAP operating margin is expected to be between 25 and 26 percent of revenue.

•                  Fully diluted shares outstanding are expected to be 45 to 46 million shares.

•                  Based on the above revenue and expense structure, expected fully diluted shares outstanding and an effective GAAP tax rate of approximately 42 percent, GAAP earnings are expected to be approximately 9 to 10 cents per diluted share. Non-GAAP earnings per diluted share, based on an effective non-GAAP tax rate of 35 to 36 percent are expected to be approximately 22 to 23 cents.

•                  Cash flow from operations is expected to be $11 to $14 million.

Conference Call

Management will host a conference call and simultaneous webcast to discuss the results today, July 24, at 1:30 p.m. Pacific Time. To participate in the call, investors should dial (800) 289-0529 (domestic) or (913) 981-5523 (international) ten minutes prior to the scheduled start of the call. Additionally, a live audio-only webcast of the call may be accessed on the Internet at www.websense.com/investors.

An archive of the webcast will be available on the company’s Web site through September 30, 2007, and a taped replay of the call will be available for one week following the call at (888) 203-1112 or (719) 457-0820, passcode 5660604.

Non-GAAP Financial Measures

This press release provides financial measures for net income and earnings per diluted share that exclude stock-based compensation expense, certain cash and non-cash expenses related to the PortAuthority acquisition and offer to purchase SurfControl and a litigation settlement and associated payroll taxes, and therefore are not calculated in accordance with generally accepted accounting principles (GAAP). All of the excluded items are presented on a tax-effected basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results and to compare current operating results with historic operating results. A reconciliation of the GAAP and non-GAAP income statements for the second quarter and the year-to-date period is provided at the end of this press release.

This press release also includes financial measures for billings that are not numerical measures that can be calculated in accordance with generally accepted accounting principles (GAAP). Websense provides this measurement in press releases reporting financial performance because this measurement provides a consistent basis for understanding the company’s sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods. A reconciliation of billings to deferred revenue for the second quarter of 2007 is set forth at the end of this press release.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), protects more than 25 million employees from external and internal computer security threats. Using a combination of preemptive ThreatSeeker™ malicious content identification and categorization technology and information leak prevention technology, Websense helps make computing safe and productive. Distributed through its global network of channel partners, Websense software helps organizations block malicious code, prevent the loss of confidential information and manage Internet and wireless access. For more information, visit www.websense.com.

#  #  #

Websense and Websense Enterprise are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including the quotation of Gene Hodges, the Third Quarter 2007 Outlook, statements (including implications) relating to the success and future performance of the information leak prevention business, the expected return on investments in future business from SMBs, continued international business growth and plans to drive new business, and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; statements regarding planned investments in our channel strategy and the expected benefits of the investment; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with integrating acquired businesses and launching new product offerings, risks of changing distribution models and the potential for short term disruptive effects on new customer sales; customer acceptance of the company’s services, products and fee structures in a changing market; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet and security industries; changes in domestic and international market conditions, including risks of having research and development centers in Israel and China and other risks related to international business, including currency fluctuation risks, and the entry into and development of international markets for the company’s products; risks relating to intellectual property ownership; risks related to changes in accounting interpretations and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at (<http://www.sec.gov>).  Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

This press release also includes “forward-looking statements” relating to the proposed acquisition of SurfControl that are subject to risks and uncertainties.  Many of these risks and uncertainties relate to factors that are beyond Websense’s ability to control or estimate precisely, such as future market conditions, the behavior of other market participants, the approval of the Proposal by SurfControl’s shareholders or the satisfaction or waiver of any conditions to the transaction.

Tables to follow

Websense, Inc.

Consolidated Income Statements

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

Revenue	$50,449	$43,687	$100,196	$85,747
Cost of revenues
Cost of revenues	4,805	3,704	8,833	7,082
Amortization of acquired technology	629	—	1,258	—
Total cost of revenues	5,434	3,704	10,091	7,082
Gross margin	45,015	39,983	90,105	78,665
Operating expenses:
Selling and marketing	25,127	18,922	50,040	36,936
Research and development	10,325	5,535	17,451	10,978
General and administrative	6,575	5,225	13,761	10,433
Write off of in-process research and development	—	—	1,270	—
Total operating expenses	42,027	29,682	82,522	58,347
Income from operations	2,988	10,301	7,583	20,318
Other income, net	1,475	2,821	3,915	5,456
Income before income taxes	4,463	13,122	11,498	25,774
Provision for income taxes	2,334	5,055	5,502	9,763
Net income	$2,129	$8,067	$5,996	$16,011

Basic net income per share	$0.05	$0.17	$0.13	0.34
Diluted net income per share	$0.05	$0.17	$0.13	0.33

Basic common shares	45,060	47,586	44,978	47,766
Diluted common shares	45,561	48,368	45,499	48,710

Financial Data:
Total deferred revenue	$217,533	$191,701	$217,533	$191,701

Websense, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$29,459	$83,523
Cash and cash equivalents - restricted	339	—
Marketable securities	16,380	243,382
Marketable securities - restricted	215,716	—
Accounts receivable, net	43,813	52,740
Prepaid income taxes	1,875	—
Current portion of deferred income taxes	18,092	18,179
Other current assets	5,385	3,943
Total current assets	331,059	401,767
Property and equipment, net	7,679	5,793
Intangible assets, net	14,017	1,067
Goodwill	73,467	—
Deferred income taxes, less current portion	20,212	13,806
Deposits and other assets	9,275	1,824
Total assets	$455,709	$424,257

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,542	$2,712
Accrued payroll and related benefits	11,341	9,164
Other accrued expenses	12,529	7,084
Current portion of income taxes payable	216	4,229
Current portion of deferred revenue	145,362	148,539
Total current liabilities	171,990	171,728
Income taxes payable, less current portion	10,242	—
Deferred revenue, less current portion	72,171	71,804
Stockholders’ equity:
Common stock	513	509
Additional paid-in capital	252,261	237,302
Treasury stock	(139,779)	(139,744)
Retained earnings	88,368	82,748
Accumulated other comprehensive loss	(57)	(90)
Total stockholders’ equity	201,306	180,725
Total liabilities and stockholders’ equity	$455,709	$424,257

Websense, Inc.

Reconciliation of Net Billings to Deferred Revenue

(Unaudited and in thousands)

Deferred revenue balance March 31, 2007	$213,444

Net billings second quarter 2007	54,538
Less revenue recognized second quarter 2007	(50,449)

Deferred revenue balance June 30, 2007	$217,533

Websense, Inc.

Reconciliation of GAAP to Non-GAAP Consolidated Income Statements

(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30, 2007
			Acquisition
		Legal	Related	SFAS 123R
	GAAP	Settlement(1)	Adjustments(2)	Adjustments(3)	Non-GAAP
Revenue	$50,449	$—	$—	$—	$50,449

Cost of revenues:
Cost of revenues	4,805	(133)	—	(388)	4,284
Amortization of acquired technology	629	—	(529)	—	100
Total cost of revenues	5,434	(133)	(529)	(388)	4,384
Gross margin	45,015	133	529	388	46,065
Operating expenses:
Selling and marketing	25,127	(389)	(356)	(2,192)	22,190
Research and development	10,325	(2,519)	(467)	(954)	6,385
General and administrative	6,575	(132)	(12)	(1,780)	4,651
Write off of in-process R&D	—	—	—	—	—
Total operating expenses	42,027	(3,040)	(835)	(4,926)	33,226
Income from operations	2,988	3,173	1,364	5,314	12,839
Other income, net	1,475	1,053	—	—	2,528
Net income before income taxes	4,463	4,226	1,364	5,314	15,367
Provision for income taxes	2,334	1,270	503	1,382	5,489
Net income	$2,129	$2,956	$861	$1,932	$9,878
Diluted net income per share	$0.05	$0.06	$0.02	$0.09	$0.22
Diluted common shares	45,561	45,561	45,561	45,561	45,561

	Six Months Ended June 30, 2007
		Settlement &	Port Authority	SFAS 123R
	GAAP	FX Option	Adjustment	Adjustment	Non-GAAP
Revenue	$100,196		$—	$—	$100,196

Cost of revenues:
Cost of revenues	8,833	(133)	—	(717)	7,983
Amortization of acquired technology	1,258	—	(1,058)	—	200
Total cost of revenues	10,091	(133)	(1,058)	(717)	8,183
Gross margin	90,105	133	1,058	717	92,013
Operating expenses:
Selling and marketing	50,040	(389)	(723)	(4,205)	44,723
Research and development	17,451	(2,519)	(935)	(1,886)	12,111
General and administrative	13,761	(132)	(22)	(3,728)	9,879
Write off of in-process R&D	1,270	—	(1,270)	—	—
Total operating expenses	82,522	(3,040)	(2,950)	(9,819)	66,713
Income from operations	7,583	3,173	4,008	10,536	25,300
Other income, net	3,915	1,053	—	—	4,968
Net income before income taxes	11,498	4,226	4,008	10,536	30,268
Provision for income taxes	5,502	1,270	1,053	2,927	10,752
Net income	$5,996	$2,956	$2,955	$7,609	$19,516
Diluted net income per share	$0.13	$0.06	$0.06	$0.17	$0.43
Diluted common shares	45,499	45,499	45,499	45,499	45,499

Notes to GAAP to Non-GAAP Reconciliation

(1)  Legal Settlement represents a reserve of approximately $3.2 million in conjunction with the purported class action, Tauber v. Websense, to settle all claims and associated payroll taxes, subject to court approval.  This item is excluded because it is a discrete event that management does not consider to be directly related to the company’s core operating performance.

(2)  Acquisition related Adjustments – Purchase accounting items from the acquisition of PortAuthority, including amortization of intangible assets, charge for in-process research and development, accrual for retention bonuses and non-compete payments (which are spread over the retention or non-compete periods over which they are earned).  Also includes approximately $1.1 million for the “mark-to-market” write-down in the value of a foreign currency option contract purchased in connection with the offer to purchase SurfControl plc.  These items are excluded because management believes they are discrete events that are not directly related to the company’s core operating performance.

(3)  SFAS 123R Adjustments – Stock-based compensation expense and the related tax effects are excluded because management does not consider them to be directly related to the company’s core operating performance.